UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2020
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Designer Brands Inc. (the “Company”) held on July 14, 2020 (the “Annual Meeting”), shareholders of the Company approved the Designer Brands Inc. 2014 Long-Term Equity Incentive Plan (as Amended and Restated) (the “Amended Plan”). The Amended Plan is a long-term incentive plan pursuant to which awards, including options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other awards may be granted to employees (including executive officers), consultants, and non-employee directors of the Company and its affiliates. The Amended Plan was adopted principally to increase the number of Class A Common Shares of the Company reserved for equity-based awards by 11,000,000 shares. No awards may be granted under the Amended Plan after July 14, 2030.

The summary of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is filed as Exhibit 99.1 to the registration statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 14, 2020 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders considered and voted on the matters listed below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the SEC on May 29, 2020 (the “Proxy Statement”). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Proposal 1: Election of Director Nominees

Votes regarding the election of the Class I director nominees were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Harvey L. Sonnenberg	112,233,333	1,883,051	6,676,928
Allan J. Tanenbaum	112,004,543	2,111,841	6,676,928

Based on the votes set forth above, Messrs. Sonnenberg and Tanenbaum were duly elected as Class I directors with terms expiring in 2023. The following persons continue to serve as Class II directors: Peter S. Cobb, Roger L. Rawlins, Jay L. Schottenstein, and Joanne Zaiac. The following persons continue to serve as Class III directors: Elaine J. Eisenman, Joanna T. Lau, and Joseph A. Schottenstein.

Proposal 2: Ratification of Auditor

Votes regarding the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
119,463,848	839,649	489,815	—

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021 was duly ratified.

Proposal 3: Non-Binding Advisory Vote on the Compensation of Named Executive Officers

Votes regarding the non-binding, advisory vote on the compensation of the Company’s named executive officers as reported in the Proxy Statement were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,641,916	863,481	610,987	6,676,928

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved.

Proposal 4: Amendment and Restatement of the Designer Brands Inc. 2014 Long-Term Equity Incentive Plan

Votes regarding the amendment and restatement of the Designer Brands Inc. 2014 Long-Term Equity Incentive Plan were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,803,783	31,743,811	568,790	6,676,928

Based on the votes set forth above, the amendment and restatement of the Designer Brands Inc. 2014 Long-Term Equity Incentive Plan was approved.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Secretary

Date:	July 15, 2020